UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2020

PARALLAX HEALTH SCIENCES, INC.

(Exact name of Company as specified in its charter)

Nevada	000-52534	46-4733512
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1327 Ocean Avenue, Suite B Santa Monica, CA 90401 (Address of principal executive offices) 310-899-4442 (Registrant’s Telephone Number)
Copy of all Communications to: Peter V. Hogan Buchalter 1000 Wilshire Boulevard, Suite 1500 Los Angeles, CA 90017 (213) 891-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this current report and unless otherwise indicated, the terms "we", "us", "our", “Company”, and “Parallax” mean Parallax Health Sciences, Inc., a Nevada corporation, and its subsidiaries, unless otherwise indicated.

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The disclosures set forth in Item 2.03 are incorporated by into this Item 1.01 by reference.

ITEM 2.03  CREATION  OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On January 29, 2020, the Company amended that certain Securities Purchase Agreement, dated May 3, 2019 (“Purchase Agreement”) with Ionic Ventures LLC (the “Purchaser”), pursuant to which the Purchaser purchased units consisting of Common Stock and Common Stock Purchase Warrants (the “Warrants”).

The Company and the Purchaser agreed to the following changes to the Purchase Agreement:

1.The “Termination Date” of each Warrant issued pursuant to the Purchase Agreement at both Closings is hereby amended such that the Termination Date is 4 years from the Initial Exercise Date.  As such, the Warrant issued on May 3, 2019 (“First Closing Warrants”) shall hereafter have a Termination Date of May 3, 2023 and the Warrant issued on October 29, 2019 (including the Warrants issue pursuant to the waiver for the Second Closing)(“Second Closing Warrants”) shall have a Termination Date of October 29, 2023.

2.Section 2(c)(ii), variable (B) of the First Closing Warrants is hereby amended and restated as follows: “(B) = 62.5% of the Market Price at the time of exercise.” and variable (B) of the Second Closing Warrants is hereby amended and restated as follows: “(B) = 70% of the Market Price at the time of exercise.”

3.The definition of “Market Price” in the Warrants is hereby amended and restated as follows: “Market Price” means the lowest Trading Price (as defined below) during the 20 Trading Days immediately prior to and ending on and including the date the applicable Notice of Exercise less $0.005, subject to adjustment for reverse and forward stock splits and the like.  “Trading Price” means, for any date, the closing price of the Common Stock for the time in question on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)).”

4.The parties hereby agree that the Leak-Out Agreement, dated May 3, 2019, by and between the Company and the Purchaser is hereby terminated retroactively to July 5, 2019 and shall have no further force or effect after such date.

5.Section 4.9 of the Purchase Agreement (Reservation of Common Stock) is hereby amended and restated as follows: “Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, the greater of (a) 30 million, subject to adjustment for reverse and forward stock splits and the like, and (b) 100% of the number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement and Warrant Shares pursuant to any exercise of the Warrants assuming the then Market Price (as defined in the Warrants).”

6.Section 4.12(a) (Subsequent Equity Sales) is hereby deleted in its entirety.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

The disclosures set forth in Item 2.03 are incorporated by into this Item 3.02 by reference. The issuance of the Notes and Warrants were made in reliance on exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, on the basis that the Registrant had a pre-existing relationship with the investor and there was no public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARALLAX HEALTH SCIENCES, INC.

Dated: January 30, 2020	/s/ Calli R. Bucci
Calli R. Bucci
Chief Financial Officer